UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 10, 2007

SONOSITE, INC.

(Exact name of registrant as specified in its charter)

Washington	0-23791	91-1405022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21919 30th Drive S.E., Bothell, Washington	98021-3904
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (425) 951-1200

None

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 10, 2007, SonoSite, Inc., or the Company, entered into an Underwriting Agreement with the several underwriters named therein, for whom J.P. Morgan Securities Inc. has acted as the representative, or collectively, the Underwriters, for the issuance and sale by the Company of $200 million aggregate principal amount of its 3.75% Convertible Senior Notes due 2014, or the Notes, pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-143105), or Form S-3. The Company granted the Underwriters an option to purchase up to an additional $25 million aggregate principal amount of Notes solely to cover over-allotments.

The Notes will be issued pursuant to an indenture dated July 16, 2007 between the Company and Wells Fargo Bank, National Association, as trustee, or the Base Indenture, and a first supplemental indenture thereto dated as of July 16, 2007, or the Supplemental Indenture. The offering closed on July 16, 2007. Terms of the Indenture and the Supplemental Indenture are described in the section entitled “Description of the Notes” of the prospectus supplement dated July 10, 2007, filed with the Securities and Exchange Commission by the Company on July 11, 2007 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, or the Prospectus Supplement, which is incorporated herein by reference. A copy of the Base Indenture was filed as Exhibit 4.8 to the Form S-3. The Supplemental Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

In connection with the offering of the Notes, the Company also entered into a convertible note hedge transaction, or the Purchased Call Option, with respect to its common stock, par value $0.01 per share, or the Common Stock, with JP Morgan Chase Bank, National Association, or the Counterparty. The Purchased Call Option will cover, subject to certain adjustments substantially similar to those contained in the Notes, up to approximately 2.5 million shares of Common Stock at a strike price of approximately $38.20, also subject to adjustment, and approximately 48% of any converted Notes (assuming the Underwriters’ over-allotment option is not exercised). The Company paid approximately $28.6 million for the Purchased Call Option. The Purchased Call Option will expire upon the maturity of the Notes.

Separately, and concurrently with entering into the Purchased Call Option, the Company also entered into a warrant transaction, or the Sold Warrants, whereby the Company sold to the Counterparty warrants to acquire, subject to customary anti-dilution adjustments, up to approximately 2.5 million shares of Common Stock at a strike price of approximately $46.97 per share, also subject to adjustment. The Sold Warrants will expire in ratable portions on a series of expiration dates commencing after the maturity of the Notes. The Company received approximately $19.5 million from the sale of the Sold Warrants. The Sold Warrants were issued to the Counterparty pursuant to the exemption from registration set forth in Section 4(2) of the Securities Act.

In connection with the Purchased Call Option and the Sold Warrants, the Company and the Counterparty entered into certain letter agreements, or collectively, the Confirmations.

The Purchased Call Option is exercisable on the same dates as any date of conversion of the Notes. The Purchased Call Option provides for net share settlement upon exercise. In the event of an exercise, the Counterparty will owe the Company net shares of Common Stock in an amount based on the excess of the then current market price of Common Stock over the strike price of the Purchased Call Option, which corresponds to the initial conversion price of the Notes and is subject to certain adjustments substantially similar to those contained in the Notes.

The Sold Warrants provide for net share settlement upon exercise, such that the Company will owe the Counterparty net shares of Common Stock in an amount based on the excess of the then current market price of Common Stock over the applicable strike price of the Sold Warrants. The Purchased Call Option is expected generally to reduce the potential equity dilution upon conversion of the Notes in the event that the market value per share of Common Stock, as measured under the terms of the Purchased Call Option, on each trading day of the relevant observation period is greater than the applicable strike price of the Purchased Call Option, which initially corresponds to the conversion price of the Notes and is subject, with certain exceptions, to adjustments substantially similar to those contained in the Notes. If, however, the market value per share of Common Stock, as measured under the terms of the Sold Warrants, during the measurement period at maturity of the warrants exceeds the applicable strike price of the warrants, there would nevertheless be dilution to the extent that such market value per share of Common Stock

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exceeds the applicable strike price of the warrants. The Purchase Call Option and the Sold Warrants are separate transactions entered into by the Company with the Counterparty, are not part of the terms of the Notes and will not affect the holders’ rights under the Notes. Holders of the Notes will not have any rights with respect to the Purchase Call Option or the Warrant Transaction.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 is contained in Item 1.01 and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information required by Item 3.02 is contained in Item 1.01 and is incorporated herein by reference.

Item 8.01.	Other Events.

In connection with the issuance and sale by the Company of the Notes, as described in Item 1.01 and Item 2.03 of this Current Report on Form 8-K, the following exhibits are filed with this Current Report and are incorporated by reference into the Company’s Registration Statement on Form S-3 (Registration No. 333-143105) relating to the Notes: (i) the Underwriting Agreement (Exhibit 1.1 to this Current Report) and (ii) the Supplemental Indenture (Exhibit 4.1 to this Current Report).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated July 10, 2007, by and among SonoSite, Inc. and J.P. Morgan Securities Inc., as representative of the several underwriters named therein.

4.1	First Supplemental Indenture, dated as of July 16, 2007 by and between Wells Fargo Bank, National Association, as trustee, and SonoSite, Inc.

99.1	Press Release issued by the Company dated July 16, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOSITE, INC.

By:	/s/ MICHAEL J. SCHUH
Michael J. Schuh
Chief Financial Officer

Dated: July 16, 2007

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